        As filed with the Securities and Exchange Commission on December 9, 1999
                                              Registration No. 333-_____________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                          RUDOLPH TECHNOLOGIES, INC.
            (Exact name of Registrant as specified in its charter)

         Delaware                                       22-1628009
--------------------------               ---------------------------------------
 (State of Incorporation)                (I.R.S. Employer Identification Number)

                               One Rudolph Road
                              Flanders, NJ 07836
                   (Address of principal executive offices)

                     1996 NON-QUALIFIED STOCK OPTION PLAN
                                1999 STOCK PLAN
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plans)

                              PAUL F. McLAUGHLIN
                     President and Chief Executive Officer
                          RUDOLPH TECHNOLOGIES, INC.
                               One Rudolph Road
                              Flanders, NJ 07836
                                (973) 691-1300
           (Name, address and telephone number of agent for service)

                                  Copies to:


                          HENRY P. MASSEY, JR., ESQ.
                           TREVOR J. CHAPLICK, ESQ.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                           Palo Alto, CA 94304-1050
                                (650) 493-9300

================================================================================

                        CALCULATION OF REGISTRATION FEE

                                                            Proposed       Proposed
           Title of                                         Maximum        Maximum
          Securities                       Amount           Offering      Aggregate      Amount of
            to be                           to be            Price         Offering     Registration
          Registered                    Registered(1)       Per Share       Price           Fee
------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value,
options previously issued or to be
issued under the 1996 Non-Qualified
Stock Option Plan                          698,930           $ 0.86(2)  $   601,807.46    $   158.88
------------------------------------------------------------------------------------------------------
Common Stock $0.001 par value,
options previously issued or to be
issued under the 1999 Stock Plan         2,000,000           $21.71(3)  $43,422,592.18    $11,463.56
------------------------------------------------------------------------------------------------------
Common Stock $0.001 par value, to be
issued under the 1999 Employee Stock
Purchase Plan                              300,000           $22.18(4)  $ 6,654,000.00    $ 1,756.66
------------------------------------------------------------------------------------------------------
Total                                    2,998,930                      $50,678,399.64    $13,379.10
------------------------------------------------------------------------------------------------------

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement is the number of shares authorized to be issued under the 1996 Non-Qualified Stock Option Plan, 1999 Stock Plan and the 1999 Employee Stock Purchase Plan.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, (the "Securities Act") solely for the purpose of calculating the registration fee. The price of $0.86 represents the weighted average exercise price based on (i) the weighted average exercise price of $0.68 per share for options to purchase a total of 693,951 shares of Common Stock outstanding under the 1996 Non-Qualified Stock Option Plan and (ii) $26.09375 per share (the average of the high and low reported prices as of December 3, 1999) for 4,979 shares of Common Stock reserved for issuance thereunder. The price in (ii) of the preceding sentence is being used because the exercise prices of options to be granted in the future are not currently determinable.

(3) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $21.71 represents the weighted average exercise price based on (i) the weighted average exercise price of $16.00 per share for options to purchase a total of 868,350 shares of Common Stock outstanding under the 1999 Stock Plan and
     (ii) $26.09375 per share (the average of the high and low reported prices on the Nasdaq National Market as of December 3, 1999) for 1,131,650 shares of Common Stock reserved for issuance under the 1999 Stock Plan. The price in (ii) of the preceding sentence is being used because the exercise prices of options to be granted in the future are not currently determinable.

(4) Estimated pursuant to Rule 457 of the Securities Act solely for purposes of calculating the registration fee on the basis of 85% of $26.09375 per share (the average of the high and low reported prices on the Nasdaq National Market as of December 3, 1999) because the prices at which shares will be purchased in the future are not currently determinable.

         PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Information Incorporated by Reference
         -------------------------------------

         The following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         (a) The Registrant's Prospectus filed with the Commission pursuant to Rule 424(b) on November 12, 1999, which contains the Registrant's audited balance sheets as of December 31, 1997 and 1998, an unaudited balance sheet as of September 30, 1999, audited statements of operations and cash flows for each of the two years ended December 31, 1998 and for the period from June 14, 1996 to December 31, 1996 and unaudited statements of operations and cashflows for the nine months ended September 30, 1998 and 1999. In addition, included therein are the audited statements of operations and cashflows of the Registrant's predecessor for the period January 1, 1996 to June 13, 1996.

         (b) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement on Form 8-A filed on November 5, 1999, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         The Registrant's certificate of incorporation contains certain provisions permitted under the Delaware General Corporation Law relating to the liability of directors. These provisions eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts, including: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Registrant's Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Registrant would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware.

         The Registrant has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Registrant's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant.

Item 7.  Exemption From Registration Claimed
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits
         --------

         4.1(1)  Restated Certificate of Incorporation of Registrant

         4.2(2)  Restated Bylaws of Registrant

         4.3     1996 Non-Qualified Stock Option Plan

         4.4(3)  1999 Stock Plan

         4.5(4)  1999 Employee Stock Purchase Plan

         23.1    Consent of Independent Accountants

         23.2    Consent of Counsel (contained in Exhibit 5.1).

         24.1    Power of Attorney (see Page II-4).

__________________

(1) Exhibit 4.1 is incorporated by reference to Exhibit 3.1(c) filed with the Registrant's Registration Statement on Form S-1, No. 333-86821.

(2) Exhibit 4.2 is incorporated by reference to Exhibit 3.2(b) filed with the Registrant's Registration Statement on Form S-1, No. 333-86821

(3) Exhibit No. 4.4 is incorporated by reference to Exhibit 10.4 filed with the Registrant's Registration Statement on Form S-1, No. 333-86821.

(4) Exhibit No. 4.5 is incorporated by reference to Exhibit 10.5 filed with the Registrant's Registration Statement on Form S-1, No. 333-86821.



Item 9.  UNDERTAKINGS
         ------------

         (A) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Rudolph Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Flanders, State of New Jersey, on this 9th day of December, 1999.

                                   RUDOLPH TECHNOLOGIES, INC.

                                   By: /s/  Paul F. McLaughlin
                                       --------------------------------------
                                       Paul F. McLaughlin
                                       Chief Executive Officer and President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul F. McLaughlin and Steven R. Roth, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                                         Title                                           Date
--------------------------------------        ------------------------------------------             --------------------------
 /s/ Paul F. McLaughlin                       Chief Executive Officer, President and                      December 9, 1999
--------------------------------------        Director (Principal Executive Officer)
     Paul F. McLaughlin

 /s/ Steven R. Roth                           Vice President & Chief Financial Officer                    December 9, 1999
--------------------------------------        (Principal Financial and Accounting Officer)
     Steven R. Roth

 /s/ David Belluck                            Director                                                    December 9, 1999
--------------------------------------
     David Belluck

 /s/ Daniel H. Berry                          Director                                                    December 9, 1999
--------------------------------------
     Daniel H. Berry

  /s/ Paul Craig                              Director                                                    December 9, 1999
--------------------------------------
      Paul Craig

  /s/ Stephen J. Fisher                       Director                                                    December 9, 1999
--------------------------------------
      Stephen J. Fisher

  /s/ Carl E. Ring, Jr.                       Director                                                    December 9, 1999
--------------------------------------
      Carl E. Ring, Jr.

  /s/ Richard F. Spanier                      Director                                                    December 9, 1999
--------------------------------------
      Richard F. Spanier

  /s/ Aubrey C. Tobey                         Director                                                    December 9, 1999
--------------------------------------
      Aubrey C. Tobey

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   EXHIBITS


                      Registration Statement on Form S-8

                          RUDOLPH TECHNOLOGIES, INC.

                               December 9, 1999

                               INDEX TO EXHIBITS

Exhibit                                                                                    Page
Number                                                                                      No.
---------       --------------------------------------------------------------------       -----
 4.1(1)         Restated Certificate of Incorporation of Registrant                          -
 4.2(2)         Restated Bylaws of Registrant                                                -
 4.3            1996 Non-Qualified Stock Option Plan                                         -
 4.4(3)         1999 Stock Plan                                                              -
 4.5(4)         1999 Employee Stock Purchase Plant                                           -
 5.1            Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to legality of
                securities being registered                                                  -
 23.1           Consent of Independent Accountants                                           -
 23.2           Consent of Counsel (contained in Exhibit 5.1)                                -
 24.1           Power of Attorney (see Page II-4)                                            -

________________________________________________________________________________

(1) Exhibit 4.1 is incorporated by reference to Exhibit 3.1(c) filed with the Registrant's Registration Statement on Form S-1, No. 333-86821.

(2) Exhibit 4.2 is incorporated by reference to Exhibit 3.2(b) filed with the Registrant's Registration Statement on Form S-1, No. 333-86821.

(3) Exhibit No. 4.4 is incorporated by reference to Exhibit 10.4 filed with the Registrant's Registration Statement on Form S-1, No. 333-86821.

(4) Exhibit No. 4.5 is incorporated by reference to Exhibit 10.5 filed with the Registrant's Registration Statement on Form S-1, No. 333-86821.